Exhibit 4.3

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN ARTICLE FOURTEEN OF THE INDENTURE TO THE OBLIGATIONS (INCLUDING INTEREST) OWED BY THE COMPANY AND CERTAIN OF ITS SUBSIDIARIES TO ALL SENIOR INDEBTEDNESS; THE GUARANTEE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN ARTICLE THIRTEEN OF THE INDENTURE TO THE OBLIGATIONS (INCLUDING INTEREST) OWED BY THE GUARANTORS TO ALL SENIOR GUARANTOR INDEBTEDNESS; AND EACH HOLDER HEREOF BY ITS

ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AS SET FORTH IN SAID ARTICLE THIRTEEN AND ARTICLE FOURTEEN OF THE INDENTURE.

SONIC AUTOMOTIVE, INC.

8 5/8% SENIOR SUBORDINATED NOTE DUE 2013, SERIES B

CUSIP NO. 83545GAG7

No.	$

Sonic Automotive, Inc., a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to              or registered assigns, the principal sum of $              United States dollars, or such other principal amount as may be set forth on the Security Register on Appendix A hereto in accordance with the Indenture, on August 15, 2013, at the office or agency of the Company referred to below, and to pay interest thereon from August 12, 2003, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on February 15 and August 15 in each year, commencing February 15, 2004 at the rate of 8 5/8% per annum in United States dollars, until the principal hereof is paid or duly provided for; provided that to the extent interest has not been paid or duly provided for with respect to the Series A Security exchanged for this Series B Security, interest on this Series B Security shall accrue from the most recent Interest Payment Date to which interest on the Series A Security which was exchanged for this Series B Security has been paid or duly provided for, or if no interest has been paid on the Series A Security, it shall accrue interest from August 12, 2003 with respect to Series A Securities exchanged for Series B Securities. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

This Series B Security was issued pursuant to the Exchange Offer pursuant to which the 8 5/8% Senior Subordinated Notes due 2013, Series A and related Guarantees (herein called the “Series A Securities”) in like principal amount were exchanged for the Series B Securities and related Guarantees. The Series B Securities rank pari passu in right of payment with the Series A Securities and will be treated as one class with the Series A Securities.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Series B Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by this Indenture not inconsistent with the requirements of such exchange, all as more fully provided in this Indenture.

Payment of the principal of, premium, if any, and interest on, this Security, and exchange or transfer of the Security, will be made at the office or agency of the Company in The City of New York maintained for that purpose (which initially will be a corporate trust office of the Trustee located at 100 Wall Street, Suite 1600, New York, New York 10005), or at such other office or agency as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Security is entitled to the benefits of the Guarantees by the Guarantors of the punctual payment when due and performance of the Indenture Obligations made in favor of the Trustee for the benefit of the Holders. Reference is made to Article Thirteen of the Indenture for a statement of the respective rights, limitations of rights, duties and obligations under the Guarantees of the Guarantors.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature of an authorized signer, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers.

Sonic Automotive, Inc.

By:
Name:
Title:

Attest:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 8 5/8% Senior Subordinated Notes due 2013, Series B referred to in the within-mentioned Indenture.

U.S. Bank National Association, as Trustee

By:
Authorized Signer

Dated:

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Security purchased by the Company pursuant to Section 1012 or Section 1014, as applicable, of the Indenture, check the Box: [            ].

If you wish to have a portion of this Security purchased by the Company pursuant to Section 1012 or Section 1014 as applicable, of the Indenture, state the amount (in original principal amount):

$

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]

Sonic Automotive, Inc.

8 5/8% Senior Subordinated Note due 2013, Series B

This Security is one of a duly authorized issue of Securities of the Company designated as its 8 5/8% Senior Subordinated Notes due 2013, Series B (herein called the “Securities”), issued under and subject to the terms of an indenture (herein called the “Indenture”) dated as of August 12, 2003, among the Company, the Guarantors and U.S. Bank National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

The Company may, from time to time, without notice to or the consent of the Holders of the Securities, create and issue Additional Securities under the Indenture ranking equally with the Securities in all respects, subject to the limitations described in Section 1008 of the Indenture. The terms of the Securities and any Additional Securities may have additional issuance dates and dates from which interest accrues and shall be part of the same series. The total amount of the Securities which may be issued under the Indenture is unlimited. Such Additional Securities will be consolidated and form a single series with the Securities, vote together with the Securities and have the same terms as to status, redemption or otherwise as the Securities. References to the Securities under the Indenture include these Additional Securities if they are in the same series, unless the context requires otherwise.

The Securities are subject to redemption at any time on or after August 15, 2008, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days’ prior notice, in amounts of $1,000 or an integral multiple thereof, at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning August 15 of the years indicated below:

Year	Redemption Price
2008	104.313%
2009	102.875%
2010	101.438%

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date).

In addition, at any time and from time to time on or prior to August 15, 2006, the Company may redeem up to an aggregate of 35% of the aggregate principal amount of the Securities issued under the Indenture at a redemption price equal to 108.625% of the aggregate principal amount of the Securities redeemed, plus accrued and unpaid interest, if any, to the redemption date with the Net Cash Proceeds from the issuance of any Qualified Capital Stock, provided that:

•	at least 65% of the aggregate principal amount of the Securities issued under the Indenture must remain outstanding immediately after any such redemption; and

•	the redemption must occur no later than 60 days after such issuance and sale of Qualified Capital Stock.

If less than all of the Securities are to be redeemed, the Trustee shall select the Securities or portions thereof to be redeemed in compliance with the requirements of the principal national security exchange, if any, on which the Securities are listed, or if the Securities are not so listed, the Trustee shall select them on a pro rata basis, by lot or by any other method the Trustee shall deem fair and reasonable.

Upon the occurrence of a Change of Control, each Holder may require the Company to purchase such Holder’s Securities in whole or in part in integral multiples of $1,000, at a purchase price in cash in an amount equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to a Change of Control Offer in accordance with the procedures set forth in the Indenture.

Under certain circumstances described more specifically in the Indenture, in the event the Net Cash Proceeds received by the Company from any Asset Sale, which proceeds are not used to repay permanently any Senior Indebtedness or Senior Guarantor Indebtedness or invested in Replacement Assets or exceeds a specified amount, the Company will be required to apply such proceeds to the repayment of the Securities and certain Indebtedness ranking pari passu in right of payment to the Securities.

In the case of any redemption or repurchase of Securities in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities of record as of the close of business on the relevant Regular Record Date or Special Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

In the event of redemption or repurchase of this Security in accordance with the Indenture in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Securities and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders and certain amendments which require the consent of all the Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders under the Indenture and the Securities and the Guarantees at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities). The Indenture also contains provisions permitting the Holders of at least a majority in aggregate principal amount of the Securities (100% of the Holders in certain circumstances) at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and the Securities and the Guarantees and certain past Defaults under the Indenture and the Securities and the Guarantees and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor on the Securities (in the event such Guarantor or such other obligor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on, this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

Certificated Securities shall be transferred to all beneficial holders in exchange for their beneficial interests in the Rule 144A Global Securities or the Regulation S Global Securities, if any, if (x) the Depositary (A) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) ceases to be a clearing agency registered as such under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days or (y) there shall have occurred and be continuing an Event of Default and the Security Registrar has received a request from the Depositary. Upon any such issuance, the Trustee is required to register such certificated Securities in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof).

Securities in certificated form are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a differing authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, any Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

All capitalized terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

FORM OF TRANSFEREE CERTIFICATE

I or we assign and transfer this Security to:

Please insert social security or other identifying number of assignee

Print or type name, address and zip code of assignee and irrevocably appoint

[Agent], to transfer this Security on the books of the Company. The Agent may substitute another to act for him.

Dated	Signed

(Sign exactly as name appears on the other side of this Security)

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17

Ad-15]

GUARANTEES

For value received, each of the undersigned hereby absolutely, fully and unconditionally and irrevocably guarantees, jointly and severally with each other Guarantor, to the holder of this Security the payment of principal of, premium, if any, and interest on this Security upon which these Guarantees are endorsed in the amounts and at the time when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to the holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security and Article Thirteen of the Indenture. These Guarantees shall be subordinate in the manner and to the extent set forth in Article Thirteen of the Indenture to all Senior Guarantor Indebtedness. These Guarantees will not become effective until the Trustee duly executes the certificate of authentication on this Security. These Guarantees shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

Dated:

ADI OF THE SOUTHEAST LLC

ARNGAR, INC.

ANTREV, LLC

AUTOBAHN, INC.

AVALON FORD, INC.

CAPITOL CHEVROLET AND IMPORTS, INC.

CASA FORD OF HOUSTON, INC.

COBB PONTIAC CADILLAC, INC.

FA SERVICE CORPORATION

FAA AUTO FACTORY, INC.

FAA BEVERLY HILLS, INC.

FAA CAPITOL F, INC.

FAA CAPITOL N, INC.

FAA CONCORD H, INC.

FAA CONCORD N, INC.

FAA CONCORD T, INC.

FAA DUBLIN N, INC.

FAA DUBLIN VWD, INC.

FAA HOLDING CORP.

FAA LAS VEGAS H, INC.

FAA MARIN D, INC.

FAA MARIN F, INC.

FAA MARIN LR, INC.

FAA MONTEREY F, INC.

FAA POWAY D, INC.

FAA POWAY G, INC.

FAA POWAY H, INC.

FAA POWAY T, INC.

FAA SAN BRUNO, INC.

FAA SANTA MONICA V, INC.

FAA SERRAMONTE H, INC.

FAA SERRAMONTE L, INC.

FAA SERRAMONTE, INC.

FAA STEVENS CREEK, INC.

FAA TORRANCE CPJ, INC.

FIRSTAMERICA AUTOMOTIVE, INC.

FORT MILL FORD, INC.

FORT MYERS COLLISION CENTER, LLC

FRANCISCAN MOTORS, INC.

FRANK PARRA AUTOPLEX, INC.

FREEDOM FORD, INC.

FRONTIER OLDSMOBILE-CADILLAC, INC.

HMC FINANCE ALABAMA, INC.

KRAMER MOTORS INCORPORATED

L DEALERSHIP GROUP, INC.

MARCUS DAVID CORPORATION

MASSEY CADILLAC, INC.

MASSEY CADILLAC, INC.

MOUNTAIN STATES MOTORS CO., INC.

PHILPOTT MOTORS, LTD.

RIVERSIDE NISSAN, INC.

ROYAL MOTOR COMPANY, INC.

SANTA CLARA IMPORTED CARS, INC.

SMART NISSAN, INC.

SONIC AGENCY, INC.

SONIC – ANN ARBOR IMPORTS, INC.

SONIC AUTOMOTIVE—BONDESEN, INC.

SONIC AUTOMOTIVE OF CHATTANOOGA, LLC

SONIC AUTOMOTIVE-CLEARWATER, INC.

SONIC AUTOMOTIVE COLLISION CENTER OF CLEARWATER, INC.

SONIC AUTOMOTIVE F&I, LLC

SONIC AUTOMOTIVE OF GEORGIA, INC.

SONIC AUTOMOTIVE OF NASHVILLE, LLC

SONIC AUTOMOTIVE OF NEVADA, INC.

SONIC AUTOMOTIVE SERVICING COMPANY, LLC

SONIC AUTOMOTIVE OF TENNESSEE, INC.

SONIC AUTOMOTIVE OF TEXAS, L.P.

SONIC AUTOMOTIVE WEST, LLC

SONIC AUTOMOTIVE—1307 N. DIXIE HWY., NSB, INC.

SONIC AUTOMOTIVE-1400 AUTOMALL DRIVE, COLUMBUS, INC.

SONIC AUTOMOTIVE-1455 AUTOMALL DRIVE, COLUMBUS, INC.

SONIC AUTOMOTIVE-1495 AUTOMALL DRIVE, COLUMBUS, INC.

SONIC AUTOMOTIVE-1500 AUTOMALL DRIVE, COLUMBUS, INC.

SONIC AUTOMOTIVE—1720 MASON AVE., DB, INC.

SONIC AUTOMOTIVE—1720 MASON AVE., DB, LLC

SONIC AUTOMOTIVE—1919 N. DIXIE HWY., NSB, INC.

SONIC AUTOMOTIVE – 21699 U.S. HWY 19 N., INC.

SONIC AUTOMOTIVE—241 RIDGEWOOD AVE., HH, INC.

SONIC AUTOMOTIVE 2424 LAURENS RD., GREENVILLE, INC.

SONIC AUTOMOTIVE—2490 SOUTH LEE HIGHWAY, LLC

SONIC AUTOMOTIVE 2752 LAURENS RD., GREENVILLE, INC.

SONIC AUTOMOTIVE—3401 N. MAIN, TX, L.P.

SONIC AUTOMOTIVE-3700 WEST BROAD STREET, COLUMBUS, INC.

SONIC AUTOMOTIVE—3741 S. NOVA RD., PO, INC.

SONIC AUTOMOTIVE-4000 WEST BROAD STREET, COLUMBUS, INC.

SONIC AUTOMOTIVE—4701 I-10 EAST, TX, L.P.

SONIC AUTOMOTIVE—5221 I-10 EAST, TX, L.P.

SONIC AUTOMOTIVE 5260 PEACHTREE INDUSTRIAL BLVD., LLC

SONIC AUTOMOTIVE-5585 PEACHTREE INDUSTRIAL BLVD., LLC

SONIC AUTOMOTIVE—6008 N. DALE MABRY, FL, INC.

SONIC AUTOMOTIVE—6025 INTERNATIONAL DRIVE, LLC

SONIC AUTOMOTIVE—9103 E. INDEPENDENCE, NC, LLC

SONIC – 2185 CHAPMAN RD., CHATTANOOGA, LLC

SONIC – BETHANY H, INC.

SONIC – BUENA PARK H, INC.

SONIC – CADILLAC D, L.P.

SONIC – CALABASAS A, INC.

SONIC – CALABASAS V, INC.

SONIC—CAMP FORD, L.P.

SONIC – CAPITAL CHEVROLET, INC.

SONIC – CAPITOL CADILLAC, INC.

SONIC – CAPITOL IMPORTS, INC.

SONIC – CARROLLTON V, L.P.

SONIC – CARSON F, INC.

SONIC – CARSON LM, INC.

SONIC – CHATTANOOGA D EAST, LLC

SONIC—CLASSIC DODGE, INC.

SONIC – CLEAR LAKE VOLKSWAGEN, L.P.

SONIC – COAST CADILLAC, INC.

SONIC – CREST CADILLAC, LLC

SONIC – CREST H, LLC

SONIC – DENVER T, INC.

SONIC – DENVER VOLKSWAGEN, INC.

SONIC DEVELOPMENT, LLC

SONIC – DOWNEY CADILLAC, INC.

SONIC – DUBLIN M, INC.

SONIC – ENGLEWOOD M, INC.

SONIC ESTORE, INC.

SONIC—FM AUTOMOTIVE, LLC

SONIC—FM, INC.

SONIC—FM VW, INC.

SONIC – FORT MILL CHRYSLER JEEP, INC.

SONIC – FORT MILL DODGE, INC.

SONIC – FORT WORTH T, L.P.

SONIC – FRANK PARRA AUTOPLEX, L.P.

SONIC – FREELAND, INC.

SONIC—GLOBAL IMPORTS, L.P.

SONIC-GLOVER, INC.

SONIC – HARBOR CITY H, INC.

SONIC – HOUSTON V, L.P.

SONIC – INTEGRITY DODGE LV, LLC

SONIC – JERSEY VILLAGE VOLKSWAGEN, L.P.

SONIC – LS, LLC

SONIC – LS CHEVROLET, L.P.

SONIC – LAKE NORMAN CHRYSLER JEEP, LLC

SONIC – LAKE NORMAN DODGE, LLC

SONIC—LAS VEGAS C EAST, LLC

SONIC—LAS VEGAS C WEST, LLC

SONIC—LLOYD NISSAN, INC.

SONIC—LLOYD PONTIAC – CADILLAC, INC.

SONIC – LONE TREE CADILLAC, INC.

SONIC—LUTE RILEY, L. P.

SONIC—MANHATTAN FAIRFAX, INC.

SONIC—MANHATTAN WALDORF, INC.

SONIC – MASSEY CADILLAC, L.P.

SONIC – MASSEY CHEVROLET, INC.

SONIC – MASSEY PONTIAC BUICK GMC, INC.

SONIC – MESQUITE HYUNDAI, L.P.

SONIC—MONTGOMERY FLM, INC.

SONIC—NEWSOME CHEVROLET WORLD, INC.

SONIC—NEWSOME OF FLORENCE, INC.

SONIC – NORTH CADILLAC, INC.

SONIC—NORTH CHARLESTON, INC.

SONIC—NORTH CHARLESTON DODGE, INC.

SONIC – OKLAHOMA T, INC.

SONIC PEACHTREE INDUSTRIAL BLVD., L.P.

SONIC – PLYMOUTH CADILLAC, INC.

SONIC – READING, L.P.

SONIC RESOURCES, INC.

SONIC – RICHARDSON F, L.P.

SONIC – RICHMOND VOLKSWAGEN, L.P.

SONIC-RIVERSIDE, INC.

SONIC—RIVERSIDE AUTO FACTORY, INC.

SONIC—ROCKVILLE IMPORTS, INC.

SONIC—ROCKVILLE MOTORS, INC.

SONIC—SAM WHITE NISSAN, L.P.

SONIC – SAM WHITE OLDSMOBILE, L.P.

SONIC – SANFORD CADILLAC, INC.

SONIC – SERRAMONTE I, INC.

SONIC—SHOTTENKIRK, INC.

SONIC – SOUTH CADILLAC, INC.

SONIC – STEVENS CREEK B, INC.

SONIC – STONE MOUNTAIN CHEVROLET, L.P.

SONIC – SUPERIOR OLDSMOBILE,

SONIC OF TEXAS, INC.

SONIC – UNIVERSITY PARK A, L.P.

SONIC-VOLVO LV, LLC

SONIC – WEST COVINA T, INC.

SONIC – WEST RENO CHEVROLET, INC.

SONIC—WILLIAMS BUICK, INC.

SONIC—WILLIAMS CADILLAC, INC.

SONIC—WILLIAMS IMPORTS, INC.

SONIC—WILLIAMS MOTORS, LLC

SPEEDWAY CHEVROLET, INC.

STEVENS CREEK CADILLAC, INC.

TOWN AND COUNTRY FORD, INCORPORATED

TOWN AND COUNTRY FORD OF CLEVELAND, LLC

TOWN AND COUNTRY JAGUAR, LLC

TRANSCAR LEASING, INC.

VILLAGE IMPORTED CARS, INC.

WINDWARD, INC.

WRANGLER INVESTMENTS, INC.

Z MANAGEMENT, INC.

SRE ALABAMA—2, LLC

SRE ALABAMA—3, LLC

SRE ALABAMA – 4, LLC

SRE ALABAMA—5, LLC

SREALESTATE ARIZONA—1, LLC

SREALESTATE ARIZONA—2, LLC

SREALESTATE ARIZONA - 3, LLC

SREALESTATE ARIZONA - 4, LLC

SREALESTATE ARIZONA—5, LLC

SREALESTATE ARIZONA—6, LLC

SREALESTATE ARIZONA—7, LLC

SRE CALIFORNIA – 1, LLC

SRE CALIFORNIA – 2, LLC

SRE CALIFORNIA – 3, LLC

SRE CALIFORNIA – 4, LLC

SRE CALIFORNIA – 5, LLC

SRE CALIFORNIA – 6, LLC

SRE COLORADO – 1, LLC

SRE COLORADO – 2, LLC

SRE COLORADO – 3, LLC

SRE FLORIDA—1, LLC

SRE FLORIDA—2, LLC

SRE FLORIDA—3, LLC

SRE GEORGIA – 1, L.P.

SRE GEORGIA – 2, L.P.

SRE GEORGIA – 3, L.P.

SRE HOLDING, LLC

SRE MARYLAND – 1, LLC

SRE MARYLAND – 2, LLC

SRE MICHIGAN – 1, LLC

SRE MICHIGAN – 2, LLC

SRE MICHIGAN – 3, LLC

SRE NEVADA – 1, LLC

SRE NEVADA – 2, LLC

SRE NEVADA – 3, LLC

SRE NEVADA – 4, LLC

SRE NEVADA – 5, LLC

SRE NORTH CAROLINA – 1, LLC

SRE NORTH CAROLINA – 2, LLC

SRE NORTH CAROLINA – 3, LLC

SRE OKLAHOMA – 1, LLC

SRE OKLAHOMA – 2, LLC

SRE OKLAHOMA – 3, LLC

SRE OKLAHOMA – 4, LLC

SRE OKLAHOMA – 5, LLC

SRE SOUTH CAROLINA—2, LLC

SRE SOUTH CAROLINA – 3, LLC

SRE SOUTH CAROLINA – 4, LLC

SRE TENNESSEE—1, LLC

SRE TENNESSEE—2, LLC

SRE TENNESSEE—3, LLC

SRE TENNESSEE – 4, LLC

SRE TENNESSEE – 5, LLC

SRE TENNESSEE – 6, LLC

SRE TENNESSEE – 7, LLC

SRE TENNESSEE – 8, LLC

SRE TENNESSEE – 9, LLC

SRE TEXAS—1, L.P.

SRE TEXAS—2, L.P.

SRE TEXAS—3, L.P.

SRE TEXAS – 4, L.P.

SRE TEXAS – 5, L.P.

SRE TEXAS – 6, L.P.

SRE TEXAS – 7, L.P.

SRE TEXAS – 8, L.P.

SRE VIRGINIA—1, LLC

SRE VIRGINIA – 2, LLC

By
Name
Title:

Attest:
Name:
Title:

APPENDIX A

EXCHANGES FOR GLOBAL NOTES OR PHYSICAL NOTES

The following increases or decreases in the principal amount of this Global Note in accordance with the Indenture have been made:

Date Made	Increase (decrease) in the principal amount of this Global Note	New principal amount of this Global Note following such increase or decrease	Notation made by or on behalf of the Security Registrar